UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SunTrust Banks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As we advised in our proxy statement dated March 5, 2009, SunTrust Banks, Inc. (the “Company”) will hold its annual meeting of shareholders on Tuesday, April 28, 2009, at 9:30 a.m., in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia.

We are asking our shareholders to

•	elect eight directors,

•	ratify the appointment of Ernst & Young LLP as independent auditor for 2009

•	approve the SunTrust Banks, Inc. 2009 Stock Plan, and

•	consider and approve the an advisory (non-binding) proposal on our executive compensation.

SunTrust Banks, Inc. today filed an amended Current Report on Form 8-K/A with the Securities and Exchange Commission to report that certain of our named executive officers, after consulting with the Compensation Committee of our Board of Directors and in light of a meaningful alteration in the overall financial services industry executive compensation environment that evolved subsequent to February 10, 2009, have agreed to reduce the equity awards granted to them in February 2009 and/or have agreed to additional performance vesting criteria. The Company describes these actions in the amended Current Report on Form 8-K which the Company filed with the SEC today and which is reproduced below.

Those actions have the effect of reducing the number of awards which the Company has granted under the SunTrust Banks, Inc. 2009 Stock Plan as compared to the awards the Company reported in the table at the top of page 63 of its proxy statement that was mailed to shareholders on March 13, 2009. The following table reflects the updated (reduced) grants to date under the SunTrust Banks, Inc. 2009 Stock Plan. The revisions to this table reflect (1) a decrease in the number of options granted under the 2009 Plan to James M. Wells III of 552,941 to 300,000; (2) a decrease of 552,941 in the total number of options granted under the 2009 Plan to the Executive Group; and (3) 25,075 shares moved from the restricted stock column to the performance stock column for both James M. Wells and the Executive Group. Performance stock is a restricted stock award which vests upon satisfaction of both time-vesting (100% after 3 years) and performance vesting (total shareholder return relative to a peer group) requirements. All of the grants shown below are subject to the approval of the 2009 Stock Plan by the Company’s shareholders. Except for the foregoing revisions, this information was previously reported in the Company’s proxy statement dated March 5, 2009.

Updated – New Plan Benefits Under the SunTrust Banks, Inc. 2009 Stock Plan

Name and Position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Awarded	Number of Shares of Performance Stock Awarded
James M. Wells III, Chairman and Chief Executive Officer	300,000	$9.06	—	50,150
William R. Reed, Jr., Vice Chairman	—	—	—	—
William H. Rogers, Jr., President	209,559	$9.06	—	—
Mark A. Chancy, Chief Financial Officer	153,347	$9.06	—	—
Timothy E. Sullivan, Chief Information Officer	—	—	—	—
Executive Group Total:	688,182	$9.06	—	50,150
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	—	—	—	—

In order to qualify such information as additional soliciting materials, the full text of the amended 8-K which the Registrant filed earlier today is reproduced on the following pages:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2009

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers. On February 10, 2009, the Compensation Committee of the Board of Directors of SunTrust Banks, Inc. (the “Company” or the “Registrant”) made annual grants to the Company’s senior executives at a regularly-scheduled meeting of the Board of Directors. The Company disclosed those grants in a Current Report on Form 8-K filed on February 17, 2009.

Subsequent to such grants, several events occurred which change the information in that report. The Company files this amended Current Report on Form 8-K/A to report the changed information. Except as noted in this amended report, the information in the Company’s Current Report on Form 8-K filed February 17, 2009 remains in effect.

In summary, certain named executive officers, in consultation with the Compensation Committee of the Company’s Board of Directors, initiated the following actions believed to be appropriate in light of a meaningful alteration in the overall financial services industry executive compensation environment that evolved subsequent to February 10, 2009:

•

James M. Wells III, the Company’s Chairman and Chief Executive Officer, declined to accept 552,941 stock options. This, along with the addition of performance-vesting requirements mentioned below, increases from 0% to 55% the proportion of his stock option award which is performance-vested.

•

James M. Wells III requested that performance-vesting restrictions be placed on 50,150 shares of restricted stock. This increases from 50% to 67% the proportion of his restricted stock award which is performance-vested.

•

James M. Wells III, William H. Rogers, Jr., the Company’s President, and Mark A. Chancy, the Company’s Chief Financial Officer, requested that performance-vesting restrictions be placed on a substantial portion of the stock options that were granted to them (James M. Wells III - 300,000; William H. Rogers, Jr., - 209,559; and Mark A. Chancy - 153,347). Previously, these options vested 100% after 3 years without regard to the Company’s total relative shareholder return.

•

James M. Wells III, William R. Rogers, Jr. and Mark A. Chancy requested that a cap be placed on the total number of stock options that may be finally awarded to them upon the performance-vesting of stock options granted to them. As a result, the total number of shares to be granted upon vesting will not exceed the amounts listed below even if our total shareholder return exceeds the 50th percentile.

The chart below summarizes these changes and reflects the total grants made to each of Messrs. Wells, Rogers and Chancy in 2009, as revised:

	Stock Options			Restricted Stock
	Time Vested	Performance Vested		Time Vested	Performance Vested
James M. Wells, III	250,000	300,000	[1]	50,000	100,150	[2]
William H. Rogers, Jr.	250,000	209,559	[1]	31,300	31,300
Mark A. Chancy	250,000	153,347	[1]	27,600	27,600

[1]

Includes the following stock options which were granted under the SunTrust Banks, Inc. 2009 Stock Plan and which grants are contingent upon approval by our shareholders at our annual meeting of shareholders which is scheduled to be held on April 28, 2009: Mr. Wells – 300,000; Mr. Rogers – 209,559; and Mr. Chancy – 153, 347.

[2]

Includes 50,150 shares of performance-vested restricted stock granted to Mr. Wells which is to be granted under the SunTrust Banks, Inc. 2009 Stock Plan and which grant is contingent upon approval by our shareholders at our annual meeting of shareholders which is scheduled to be held on April 28, 2009.

Vesting of Performance-Vested Stock Options. Vesting of performance-vested stock options will be determined based on our total shareholder return (TSR) measured relative to a peer group. We define TSR as stock price gains plus the value of dividends as if reinvested in our stock, measured over a 3-year period. The peer group will consist of the 25 largest (by assets) bank holding companies, with adjustments made to the group as needed, and with performance measured for the calendar years 2009 through 2011. In the table above, we report the number of stock options awarded. However, the number of stock options that will vest, if any, is variable and can range from 0% and 100% of the initial number of stock options. The actual number which will vest depends upon our performance as measured by our TSR after 3 years relative to the peer group. Performance vested stock options and restricted stock are also subject to normal time-vesting requirements.

Relative Performance	Stock Options That Vest
below 25th percentile	none
at the 25th percentile	50% (Minimum payout)
at or above the 50th percentile	100% (Target payout; Maximum payout)

We will use straight-line interpolation to determine the number of shares to be awarded if our TSR falls between the 25th and 50th percentiles. Messrs. Wells, Rogers, and Chancy have agreed to a cap of 100% of the initial award amount with no potential for an increased payout based upon superior performance.

Other Vesting. Time-vested restricted stock cliff vests after 3 years. Time-vested stock options cliff vest after 3 years and have an exercise price of $9.06. Performance-vested restricted stock will vest as described in our Current Report filed February 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: April 2, 2009	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Associate General Counsel and Group Vice President